UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado		80216
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported on a Form 8-K filed on August 8, 2023, SeaStar Medical Holding Corporation (the “Company”) entered into the First Amendment to the Securities Purchase Agreement (as amended form time to time, the “SPA”), dated March 15, 2023, between the Company and an institutional investor (the “Purchaser”), pursuant to which the Purchaser may purchase additional convertible promissory notes of the Company (the “Notes”), convertible into shares of common stock of the Company (“Common Stock”). On December 11, 2023, the Company and the Purchaser entered into the Second Amendment to the SPA and completed an Additional Closing (as defined in the SPA) by issuing a (i) Note with an initial conversion price of $0.56 per share in a principal amount of $1,086,956.52, which is convertible into shares of Common Stock beginning on the earlier of (i) June 11, 2024 (or earlier upon mutual written agreement of the Company and the Purchaser), or (ii) the date of an Event of Default, as defined in the Note, (ii) a warrant to purchase up to 527,708 shares of Common Stock with an exercise price of $0.56 per share and (ii) an additional warrant to purchase up to 527,708 shares of Common Stock with an exercise price of $0.56 per share.

For more information about the terms of the SPA and related transaction documents, and prior closing pursuant to the SPA, including the terms of the Note and the Warrant, please see the Form 8-K filed by the Company on March 16, 2023, August 7, 2023, August 30, 2023, September 26, 2023 and November 27, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation
		By:	/s/ Eric Schlorff
Date:	December 11, 2023	Name:	Eric Schlorff
		Title:	Chief Executive Officer